UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2019

INSIGHT ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25092	86-0766246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6820 South Harl Avenue, Tempe, Arizona		85283
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:

(480) 333-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	NSIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of Insight Enterprises, Inc. (the “Company”) uses a third-party compensation consultant to evaluate executive compensation every other year.  In connection with that evaluation and in light of the Company’s recent acquisition of PCM, Inc. (“PCM”), the Company’s largest acquisition in its history, the Compensation Committee made certain adjustments to executive compensation levels for the Company’s named executive officers for 2020.   The table below sets forth the 2020 compensation levels for each of the named executive officers reflecting these adjustments:

Name	Title	Base Salary	Cash Incentive Target as a % of Base Salary	Equity Incentive Target
Kenneth T. Lamneck	President and Chief Executive Officer	$1,000,000	150%	$3,750,000
Glynis A. Bryan	Chief Financial Officer	$600,000	100%	$1,000,000
Steven W. Dodenhoff	President, Insight North America	$550,000	100%	$850,000
Wolfgang Ebermann	President, Insight EMEA	€585,000	70%	$650,000
Samuel C. Cowley	Senior Vice President, General Counsel and Secretary	$425,000	65%	$600,000

The Compensation Committee also approved an additional one-time cash bonus in 2020 to incentivize management to achieve proposed levels of synergies resulting from the integration of PCM into the Company.  The additional incentive target is 50% of each executive’s cash incentive target.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

Date: December 17, 2019	By:	/s/ Glynis A. Bryan
Glynis A. Bryan
Chief Financial Officer